Exhibit 99.1

Diodes Incorporated Reports Second Quarter 2012 Financial Results

Achieves 10% Sequential Revenue Growth and

Projects Continued Growth in the Third Quarter

Plano, Texas – August 8, 2012 – Diodes Incorporated (Nasdaq: DIOD), a leading global manufacturer and supplier of high-quality application specific standard products within the broad discrete, logic and analog semiconductor markets, today reported its financial results for the second quarter ended June 30, 2012.

Second Quarter Highlights

•

Revenue was $159.2 million, an increase of 10.0 percent from the $144.7 million in the first quarter 2012, and a decrease of 6.2 percent from the record quarterly revenue of $169.8 million in the second quarter 2011;

•	Gross profit was $41.0 million, compared to $33.7 million in the first quarter 2012 and $55.6 million in the second quarter 2011;

•	Gross profit margin was 25.8 percent, compared to 23.3 percent in the first quarter 2012, and 32.8 percent in the second quarter 2011;

•

GAAP net income was $6.7 million, or $0.14 per diluted share, compared to first quarter 2012 of $4.9 million, or $0.10 per diluted share, and second quarter 2011 of $18.0 million, or $0.38 per diluted share;

•

Non-GAAP adjusted net income was $6.4 million, or $0.14 per diluted share, compared to first quarter 2012 of $4.1 million, or $0.09 per diluted share, and second quarter 2011 of $20.1 million, or $0.43 per diluted share;

•	Excluding $2.3 million of share-based compensation expense, both GAAP and non-GAAP adjusted net income would have increased by $0.05 per diluted share; and

•

Achieved $16.8 million cash flow from operations, negative ($8.4) million net cash flow due mainly to the $9.5 million pay down of a line of credit, and $4.5 million free cash flow, including $12.3 million in capital expenditures.

Commenting on the results, Dr. Keh-Shew Lu, President and Chief Executive Officer of Diodes Incorporated, stated, “I am pleased to report 10 percent sequential revenue growth driven by improved demand across all of our geographies and end markets as we continued to gain market share. The quarter benefited from the ramping of new projects for our products used in smartphones and tablets, where Diodes is very well positioned. Our growth is particularly noteworthy considering our stronger than seasonal results last quarter, which was the low point in the demand cycle. Margins also improved in the quarter as we began to slowly shift to higher margin products, while also benefiting from new product initiatives and manufacturing efficiency improvements.

“In response to our expectation for continued growth in the third quarter, we made targeted capital expenditures in our Shanghai facilities to increase capacity for specific packages and products. Although uncertainty remains regarding the global economic environment in the second half of the year, we remain focused on increasing design wins, gaining market share and overall efficiencies.”

Second Quarter 2012

Revenue for the second quarter 2012 was $159.2 million, an increase of 10.0 percent over the $144.7 million in the first quarter 2012, and a decrease of 6.2 percent from the record quarterly revenue of $169.8 million in the second quarter 2011. Revenue was up sequentially due to continued improvements in demand across all of the Company’s geographies and end markets.

Gross profit for the second quarter 2012 was $41.0 million, or 25.8 percent of revenue, compared to $33.7 million, or 23.3 percent of revenue, in the first quarter 2012, and $55.6 million, or 32.8 percent, in the second quarter 2011. Gross profit margin improved sequentially due to a greater mix of higher margin products combined with new product initiatives and the benefit of manufacturing efficiencies.

Second quarter 2012 GAAP net income was $6.7 million, or $0.14 per diluted share, compared to GAAP net income of $4.9 million, or $0.10 per diluted share, in the first quarter 2012, and GAAP net income of $18.0 million, or $0.38 per diluted share, in the second quarter 2011.

Non-GAAP adjusted net income for the second quarter 2012 was $6.4 million, or $0.14 per diluted share, which excluded, net of tax, $0.8 million of non-cash acquisition related intangible asset amortization costs and a $1.1 million gain on the sale of assets, compared to non-GAAP adjusted net income of $4.1 million, or $0.09 per diluted share, in the first quarter 2012 and $20.1 million, or $0.43 per diluted share, in the second quarter 2011. The following is a summary reconciliation of GAAP net income to non-GAAP adjusted net income and per share data, net of tax (in thousands, except per share data):

Three Months Ended
June 30, 2012
GAAP net income	$6,653

GAAP diluted earnings per share	$0.14

Adjustments to reconcile net income to adjusted net income:

Amortization of acquisition related intangible assets	844

Gain on sale of assets	(1,104)

Non-GAAP adjusted net income	$6,393

Non-GAAP adjusted diluted earnings per share	$0.14

(See the reconciliation of net income to adjusted net income tables near the end of the release for further details)

Included in second quarter 2012 GAAP and non-GAAP adjusted net income was approximately $2.3 million, net of tax, non-cash share-based compensation expense. Excluding share-based compensation expense, both GAAP and non-GAAP adjusted diluted EPS would have increased by an additional $0.05 per share.

EBITDA, which represents earnings before net interest expense, income tax, depreciation and amortization, for the second quarter 2012 was $23.2 million, compared to $21.2 million for the first quarter 2012, and $40.5 million for the second quarter 2011. For a reconciliation of GAAP net income to EBITDA (non-GAAP), see the table near the end of the release for further details.

As of June 30, 2012, Diodes had approximately $168 million in cash and cash equivalents, and working capital was approximately $373 million.

Business Outlook

Dr. Lu concluded, “As we look to the second half of 2012, we are approaching the challenging environment cautiously as we began to see demand moderate in June and growth in China is proving to be softer than expected. That said, we remain focused on executing on our profitable growth model and expect revenue in the third quarter to increase to a range between $162 million and $170 million. We expect gross margin to be 28 percent, plus or minus 2 percent. Operating expenses in third quarter are expected to be 21.4 percent of revenue, plus or minus 1 percent. We expect our income tax rate to range between 7 and 13 percent, and shares used to calculate GAAP EPS for the third quarter are anticipated to be approximately 47.2 million.”

Conference Call

Diodes will host a conference call on Wednesday, August 8, 2012 at 4:00 p.m. Central Time (5:00 p.m. Eastern Time) to discuss its second quarter financial results. Investors and analysts may join the conference call by dialing 1-800-510-0146 and providing the confirmation code 30749776. International callers may join the teleconference by dialing 1-617-614-3449 and enter the same confirmation code at the prompt. A telephone replay of the call will be made available approximately two hours after the call and will remain available until Monday, August 13, 2012 at midnight Central Time. The replay number is 1-888-286-8010 with a pass code of 86613825. International callers should dial 1-617-801-6888 and enter the same pass code at the prompt. Additionally, this conference call will be broadcast live over the Internet and can be accessed by all interested parties on the Investors section of Diodes’ website at http://www.diodes.com. To listen to the live call, please go to the Investors section of Diodes’ website and click on the conference call link at least 15 minutes prior to the start of the call to register, download and install any necessary audio software. For those unable to participate during the live broadcast, a replay will be available shortly after the call on Diodes’ website for approximately 60 days.

About Diodes Incorporated

Diodes Incorporated (Nasdaq: DIOD), a Standard and Poor’s SmallCap 600 and Russell 3000 Index company, is a leading global manufacturer and supplier of high-quality application specific standard products within the broad discrete, logic and analog semiconductor markets. Diodes serves the consumer electronics, computing, communications, industrial, and automotive markets. Diodes’ products include diodes, rectifiers, transistors, MOSFETs, protection devices, functional specific arrays, single gate logic, amplifiers and comparators, Hall-effect and temperature sensors; power management devices, including LED drivers, DC-DC switching and linear voltage regulators, and voltage references along with special function devices, such as USB power switches, load switches, voltage supervisors, and motor controllers. The Company’s corporate headquarters, logistics center, and Americas’ sales office are located in Plano, Texas. Design, marketing, and engineering centers are located in Plano; San Jose, California; Taipei, Taiwan; Manchester, England; and Neuhaus, Germany. The Company’s wafer fabrication facilities are located in Kansas City, Missouri and Manchester, with two manufacturing facilities located in Shanghai, China, another in Neuhaus, and two joint venture facilities located in Chengdu, China. Additional engineering, sales, warehouse, and logistics offices are located in Fort Worth, Texas; Taipei; Hong Kong; Manchester; and Munich, Germany, with support offices located throughout the world. For further information, including SEC filings, visit the Company’s website at http://www.diodes.com.

Safe Harbor Statement Under the Private Securities Litigation Reform Act of 1995: Any statements set forth above that are not historical facts are forward-looking statements that involve risks and uncertainties that could cause actual results to differ materially from those in the forward-looking statements. Such statements include statements regarding our expectation that: Projects Continued Growth in Third Quarter; in response to our expectation for continued growth in the third quarter, we made targeted capital expenditures in our Shanghai facilities to increase capacity for specific packages and products; although uncertainty remains regarding the global economic environment in the second half of the year, we remain focused on increasing design wins, gaining market share and overall efficiencies; as we look to the second half of 2012, we are approaching the challenging environment cautiously as we began to see demand moderate in June and growth in China is proving to be softer than expected; that said, we remain focused on executing on our profitable growth model and expect revenue in the third quarter to increase to a range between $162 million and $170 million; we expect gross margin to be 28 percent, plus or minus 2 percent; operating expenses in third quarter are expected to be 21.4 percent of revenue, plus or minus 1 percent; and we expect our income tax rate to range between 7 and 13 percent, and shares used to calculate GAAP EPS for the third quarter are anticipated to be approximately 47.2 million. Potential risks and uncertainties include, but are not limited to, such factors as: we may not be able to maintain our current growth strategy or continue to maintain our current performance, costs and loadings in our manufacturing facilities; risks of domestic and foreign operations, including excessive operation costs, labor shortages, higher tax rates and our joint venture prospects; unfavorable currency exchange rates; our future guidance may be incorrect; the global economic weakness may be more severe or last longer than we currently anticipated; and other information detailed from time to time in the Company’s filings with the United States Securities and Exchange Commission.

Recent news releases, annual reports and SEC filings are available at the Company’s website: http://www.diodes.com. Written requests may be sent directly to the Company, or they may be e-mailed to: diodes-fin@diodes.com.

# # #

Company Contact:

Diodes Incorporated

Laura Mehrl

Director of Investor Relations

P: 972-987-3959

E: laura_mehrl@diodes.com

Investor Relations Contact:

Shelton Group

Leanne Sievers

EVP, Investor Relations

P: 949-224-3874

E: lsievers@sheltongroup.com

DIODES INCORPORATED AND SUBSIDIARIES

CONSOLIDATED CONDENSED STATEMENTS OF OPERATIONS

(unaudited)

(in thousands, except per share data)

	Three Months Ended June 30,		Six Months Ended June 30,
	2012	2011	2012	2011
NET SALES	$159,239	$169,806	$303,902	$331,361

COST OF GOODS SOLD	118,211	114,191	229,168	218,353

Gross profit	41,028	55,615	74,734	113,008

OPERATING EXPENSES
Selling, general and administrative	24,760	22,575	46,906	43,985
Research and development	8,218	6,533	15,382	13,051
Amortization of acquisition related intangible assets	1,103	1,153	2,198	2,288
Gain on sale of assets	(1,357)	—	(3,556)	—

Total operating expenses	32,724	30,261	60,930	59,324

Income from operations	8,304	25,354	13,804	53,684

OTHER INCOME (EXPENSES)
Interest income	115	312	287	533
Interest expense	(171)	(1,036)	(294)	(1,970)
Amortization of debt discount	—	(2,027)	—	(4,011)
Other	307	838	945	304

Total other income (expenses)	251	(1,913)	938	(5,144)
Income before income taxes and noncontrolling interest	8,555	23,441	14,742	48,540

INCOME TAX PROVISION	856	4,718	1,474	9,553

NET INCOME	7,699	18,723	13,268	38,987

Less: NET INCOME attributable to noncontrolling interest	(1,046)	(742)	(1,744)	(1,322)

NET INCOME attributable to common stockholders	$6,653	$17,981	$11,524	$37,665

EARNINGS PER SHARE attributable to common stockholders
Basic	$0.15	$0.40	$0.25	$0.84

Diluted	$0.14	$0.38	$0.25	$0.80

Number of shares used in computation
Basic	45,642	45,325	45,551	45,074

Diluted	46,859	47,148	46,916	46,837

Note: Throughout this release, we refer to “net income attributable to common stockholders” as “net income.”

DIODES INCORPORATED AND SUBSIDIARIES

RECONCILIATION OF NET INCOME TO ADJUSTED NET INCOME

(in thousands, except per share data)

(unaudited)

For the three months ended June 30, 2012:

	Operating Expenses	Other Income (Expense)	Income Tax Provision	Net Income
Per-GAAP				$6,653

Earnings per share (Per-GAAP)
Diluted				$0.14

Adjustments to reconcile net income to adjusted net income:

Amortization of acquisition related intangible assets	1,103	—	(259)	844

Gain on sale of assets	(1,330)	—	226	(1,104)

Adjusted (Non-GAAP)				$6,393

Diluted shares used in computing earnings per share				46,859

Adjusted earnings per share (Non-GAAP)
Diluted				$0.14

Note: Included in GAAP and non-GAAP adjusted net income was approximately $2.3 million, net of tax, non-cash share-based compensation expense. Excluding share based compensation expense, both GAAP and non-GAAP adjusted diluted EPS would have increased by an additional $0.05 per share.

DIODES INCORPORATED AND SUBSIDIARIES

CONSOLIDATED RECONCILIATION OF NET INCOME TO ADJUSTED NET INCOME – Cont.

(in thousands, except per share data)

(unaudited)

For the three months ended June 30, 2011:

	Operating Expenses	Other Income (Expense)	Income Tax Provision	Net Income
Per-GAAP				$17,981

Earnings per share (Per-GAAP)
Diluted				$0.38

Adjustments to reconcile net income to adjusted net income:

Amortization of acquisition related intangible assets	1,153	—	(323)	830

Amortization of debt discount	—	2,027	(709)	1,318

Adjusted (Non-GAAP)				$20,129

Diluted shares used in computing earnings per share				47,148

Adjusted earnings per share (Non-GAAP)
Diluted				$0.43

Note: Included in GAAP and non-GAAP adjusted net income was approximately $2.1 million, net of tax, non-cash share-based compensation expense. Excluding share based compensation expense, both GAAP and non-GAAP adjusted diluted EPS would have increased by an additional $0.05 per share.

DIODES INCORPORATED AND SUBSIDIARIES

CONSOLIDATED RECONCILIATION OF NET INCOME TO ADJUSTED NET INCOME – Cont.

(in thousands, except per share data)

(unaudited)

For the six months ended June 30, 2012:

	Operating Expenses	Other Income (Expense)	Income Tax Provision	Net Income
Per-GAAP				$11,524

Earnings per share (Per-GAAP)
Diluted				$0.25

Adjustments to reconcile net income to adjusted net income:

Amortization of acquisition related intangible assets	2,198	—	(549)	1,649

Gain on sale of assets	(3,452)	—	735	(2,717)

Adjusted (Non-GAAP)				$10,456

Diluted shares used in computing earnings per share				46,916

Adjusted earnings per share (Non-GAAP)
Diluted				$0.22

Note: Included in GAAP and non-GAAP adjusted net income was approximately $4.6 million, net of tax, non-cash share-based compensation expense. Excluding this expense, both GAAP and non-GAAP adjusted diluted EPS would have increased by an additional $0.10 per share.

DIODES INCORPORATED AND SUBSIDIARIES

CONSOLIDATED RECONCILIATION OF NET INCOME TO ADJUSTED NET INCOME – Cont.

(in thousands, except per share data)

(unaudited)

For the six months ended June 30, 2011:

	Operating Expenses	Other Income (Expense)	Income Tax Provision	Net Income
Per-GAAP				$37,665

Earnings per share (Per-GAAP)
Diluted				$0.80

Adjustments to reconcile net income to adjusted net income:

Amortization of acquisition related intangible assets	2,288	—	(641)	1,647

Amortization of debt discount	—	4,011	(1,404)	2,607

Adjusted (Non-GAAP)				$41,919

Diluted shares used in computing earnings per share				46,837

Adjusted earnings per share (Non-GAAP)
Diluted				$0.89

Note: Included in GAAP and non-GAAP adjusted net income was approximately $4.2 million, net of tax, non-cash share-based compensation expense. Excluding this expense, both GAAP and non-GAAP adjusted diluted EPS would have increased by an additional $0.09 per share.

ADJUSTED NET INCOME (Non-GAAP)

This measure consists of generally accepted accounting principles (“GAAP”) net income, which is then adjusted solely for the purpose of adjusting for amortization of acquisition related intangible assets, gain on sale of assets and amortization of debt discount, as discussed below. Excluding gain on sale of assets provides investors with a better depiction of the Company’s operating results and provides a more informed baseline for modeling future earnings expectations. Excluding the amortization of acquisition related intangible assets and amortization of debt discount allows for comparison of the Company’s current and historic operating performance. The Company excludes the above listed items to evaluate the Company’s operating performance, to develop budgets, to determine incentive compensation awards and to manage cash expenditures. Presentation of the above non-GAAP measures allows investors to review the Company’s results of operations from the same viewpoint as the Company’s management and Board of Directors. The Company has historically provided similar non-GAAP financial measures to provide investors an enhanced understanding of its operations, facilitate investors’ analyses and comparisons of its current and past results of operations and provide insight into the prospects of its future performance. The Company also believes the non-GAAP measures are useful to investors because they provide additional information that research analysts use to evaluate semiconductor companies. These non-GAAP measures should be considered in addition to results prepared in accordance with GAAP, but should not be considered a substitute for or superior to GAAP results and may differ from measures used by other companies. The Company recommends a review of net income on both a GAAP basis and non-GAAP basis be performed to get a comprehensive view of the Company’s results. The Company provides a reconciliation of GAAP net income to non-GAAP adjusted net income.

Amortization of acquisition related intangible assets - The Company excluded the amortization of its acquisition related intangible assets including developed technologies and customer relationships. The fair value of the acquisition related intangible assets, which was allocated to the assets through purchase accounting, is amortized using straight-line methods which approximate the proportion of future cash flows estimated to be generated each period over the estimated useful lives of the applicable assets. The Company believes the exclusion of the amortization expense of acquisition related assets is appropriate as a significant portion of the purchase price for its acquisitions was allocated to the intangible assets that have short lives and exclusion of the amortization expense allows comparisons of operating results that are consistent over time for both the Company’s newly acquired and long-held businesses. In addition, the Company excluded the amortization expense as there is significant variability and unpredictability across other companies with respect to this expense.

Gain on sale of assets - The Company excluded the gain recorded for the sale of certain assets. During the first quarter 2012, the Company sold an intangible asset located in Europe and this gain was excluded from management’s assessment of the Company’s core operating performance as this long-lived asset was a non-core intellectual asset. During the second quarter 2012, the Company sold a building located in Taiwan and this gain was excluded from management’s assessment of the Company’s core operating performance. The Company believes the exclusion of the gain on sale of these assets provides investors an enhanced view of gains the Company may incur from time to time and facilitates comparisons with results of other periods that may not reflect such gains.

Amortization of debt discount - The Company excluded the amortization of debt discount on its 2.25% Convertible Senior Notes (“Notes”). This amortization was excluded from management’s assessment of the Company’s core operating performance. Although the amortization of debt discount was recurring in nature, the expected life of the Notes was five years as that was the earliest date in which the Notes could be put back to the Company at par value. The amortization period ended October 1, 2011, therefore the Company no longer records amortization of debt discount.

ADJUSTED EARNINGS PER SHARE (Non-GAAP)

This non-GAAP financial measure is the portion of the Company’s GAAP net income assigned to each share of stock, excluding amortization of acquisition related intangible assets, gain on sale of assets and amortization of debt discount as described above. Excluding gain on sale of assets provides investors with a better depiction of the Company’s operating results and provides a more informed baseline for modeling future earnings expectations, as described in further detail above. Excluding the amortization of acquisition related intangible assets and amortization of debt discount allows for comparison of the Company’s current and historic operating performance, as described in further detail above. This non-GAAP measure should be considered in addition to results prepared in accordance with GAAP, but should not be considered a substitute for or superior to GAAP results and may differ from measures used by other companies. The Company recommends a review of diluted earnings per share on both a GAAP basis and non-GAAP basis be performed to obtain a comprehensive view of the Company’s results. Information on how these share calculations are made is included in the reconciliation tables provided.

CASH FLOW ITEMS

Free cash flow (FCF) (Non-GAAP)

FCF for second quarter 2012 is a non-GAAP financial measure, which is calculated by taking cash flow from operations less capital expenditures. For second quarter 2012, the amount was $4.5 million ($16.8 million less (-) $12.3 million). FCF represents the cash and cash equivalents that we are able to generate after taking into account cash outlays required to maintain or expand property, plant and equipment. FCF is important because it allows us to pursue opportunities to develop new products, make acquisitions and reduce debt.

DIODES INCORPORATED AND SUBSIDIARIES

CONSOLIDATED RECONCILIATION OF NET INCOME TO EBITDA

EBITDA represents earnings before net interest expense, income tax provision, depreciation and amortization. Management believes EBITDA is useful to investors because it is frequently used by securities analysts, investors and other interested parties, such as financial institutions in extending credit, in evaluating companies in our industry and provides further clarity on our profitability. In addition, management uses EBITDA, along with other GAAP measures, in evaluating our operating performance compared to that of other companies in our industry because the calculation of EBITDA generally eliminates the effects of financing, operating in different income tax jurisdictions, and accounting effects of capital spending, including the impact of our asset base, which can differ depending on the book value of assets and the accounting methods used to compute depreciation and amortization expense. EBITDA is not a recognized measurement under GAAP, and when analyzing our operating performance, investors should use EBITDA in addition to, and not as an alternative for, income from operations and net income, each as determined in accordance with GAAP. Because not all companies use identical calculations, our presentation of EBITDA may not be comparable to similarly titled measures used by other companies. Furthermore, EBITDA is not intended to be a measure of free cash flow for management’s discretionary use, as it does not consider certain cash requirements such as tax and debt service payments.

The following table provides a reconciliation of net income to EBITDA (in thousands, unaudited):

	Three Months Ended June 30,
	2012	2011
Net income (per-GAAP)	$6,653	$17,981
Plus:
Interest expense, net (1)	56	2,751
Income tax provision	856	4,718
Depreciation and amortization	15,590	15,038

EBITDA (Non-GAAP)	$23,155	$40,488

	Six Months Ended June 30,
	2012	2011
Net income (per-GAAP)	$11,524	$37,665
Plus:
Interest expense, net (2)	7	5,448
Income tax provision	1,474	9,553
Depreciation and amortization	31,363	28,961

EBITDA (Non-GAAP)	$44,368	$81,627

(1)	Includes $0.00 and $2.0 million for the three months ended June 30, 2012 and 2011, respectively, of amortization of debt discount.
(2)	Includes $0.00 million and $4.0 million for the six months ended June 30, 2012 and 2011, respectively, of amortization of debt discount.

DIODES INCORPORATED AND SUBSIDIARIES

CONSOLIDATED CONDENSED BALANCE SHEETS

ASSETS

(in thousands)

	June 30, 2012		December 31, 2011
CURRENT ASSETS	(unaudited	)
Cash and cash equivalents	$168,293		$129,510
Accounts receivable, net	149,990		132,408
Inventories	137,734		140,337
Deferred income taxes, current	6,006		5,450
Prepaid expenses and other	24,466		19,093

Total current assets	486,489		426,798

PROPERTY, PLANT AND EQUIPMENT, net	226,943		225,393

DEFERRED INCOME TAXES, non current	26,863		26,863

OTHER ASSETS
Goodwill	68,450		67,818
Intangible assets, net	22,187		24,197
Other	28,861		21,995

Total assets	$859,793		$793,064

DIODES INCORPORATED AND SUBSIDIARIES

CONSOLIDATED CONDENSED BALANCE SHEETS

LIABILITIES AND EQUITY

(in thousands, except share data)

	June 30, 2012		December 31, 2011
CURRENT LIABILITIES	(unaudited	)
Lines of credit	$1,004		$8,000
Accounts payable	77,313		66,063
Accrued liabilities	35,662		30,793
Income tax payable	—		4,855

Total current liabilities	113,979		109,711

LONG-TERM DEBT, net of current portion	42,685		2,857
CAPITAL LEASE OBLIGATIONS, net of current portion	925		1,082
OTHER LONG-TERM LIABILITIES	35,458		30,699

Total liabilities	193,047		144,349

COMMITMENTS AND CONTINGENCIES

EQUITY
Diodes Incorporated stockholders’ equity
Preferred stock - par value $1.00 per share; 1,000,000 shares authorized; no shares issued or outstanding	—		—
Common stock - par value $0.66 2/3 per share; 70,000,000 shares authorized; 45,821,854 and 45,432,252 issued and outstanding at June 30, 2012 and December 31, 2011, respectively	30,549		30,423
Additional paid-in capital	271,649		263,455
Retained earnings	387,168		375,644
Accumulated other comprehensive loss	(39,320)		(35,762)

Total Diodes Incorporated stockholders’ equity	650,046		633,760

Noncontrolling interest	16,700		14,955

Total equity	666,746		648,715
Total liabilities and equity	$859,793		$793,064